Exhibit 10.38

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN SECTION 3(d) OF THESE SECURITIES.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE.

6% SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: June 1, 2012	Principal: up to U.S. $2,000,000

         FOR VALUE RECEIVED, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of VISSER PRECISION CAST, LLC, a Colorado limited liability company or registered Permitted Assigns (as defined below) (“Holder”), so much of the amount set out above as the Principal that has been advanced by Holder to the Company pursuant hereto (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”), when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of interest as determined pursuant to Section 2, from the date of the Initial Advance (as defined below) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date (as defined below), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This 6% Senior Secured Convertible Note (including all 6% Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is being issued on the date set out above (the “Issuance Date”) pursuant to the Subscription Agreement (as defined below).  Certain capitalized terms are defined in Section 29.  Simultaneously with the execution of this Note, the Company,  and the Holder are entering into a Master Transaction Agreement (the “Master Transaction Agreement”), which sets forth certain terms governing this Note, as well as certain other Transaction Documents (as defined in the Master Transaction Agreement).

So long as (a) prior to any request for an advance hereunder, the Company has (i) delivered written confirmation from Apple that the Apple Security Agreement and the Crucible Security Agreement have been terminated and Apple has released any liens it may have on the Company’s assets and on Crucible’s assets (including, without limitation filing UCC-3 termination statements for all UCC financing statements filed in connection therewith) and (ii) executed a security agreement in substantially the form of the Security Agreement (as defined in Section 15(b), granting Holder a lien in the Apple Collateral and (b) on the date of each request for an advance hereunder, (i) no Event of Default (as defined below) has occurred and is continuing and (ii) the representations and warranties of the Company set forth in the Subscription Agreement are true and correct as provided in Section 3(ee) of the Subscription Agreement on the date of each request:

(a)         the Company may request (and the Holder will make) an advance (the “Initial Advance”) of up to $1,000,000 under this Note, to be made on September 15, 2012, by sending a written request to the Holder for such advance, along with an executed certificate in the form attached hereto as Exhibit II (the “Bring Down Certificate”), no later than ten days prior to the date of such Initial Advance; and

(b)         the Company may request (and the Holder will make) an advance of up to the remaining $1,000,000 under this Note, to be made on November 15, 2012, by sending a written request to the Holder for such advance, along with an executed Bring Down Certificate, no later than ten days prior to the date of such advance.

1.              MATURITY.  On September 15, 2015 (the “Maturity Date”), the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest, and following receipt of such payment, the Holder shall mark this Note as “Cancelled” and shall surrender such cancelled Note to the Company by courier, registered mail or other traceable means.  The Company may, upon thirty calendar days prior written notice to Holder and at the sole election of the Company, prepay this Note in whole or in part, without premium or penalty; provided that following receipt of such notice from the Company, the Holder may convert all or any part of the portion of this Note to be redeemed so long as the Company receives a duly executed Conversion Notice pursuant to Section 3 of this Note prior to the date on which prepayment is actually made.

2.              INTEREST; INTEREST RATE.  Interest on this Note shall be compounded annually, shall commence accruing on the date of the Initial Advance, shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears, starting on January 1, 2013 and on the first day of each calendar quarter thereafter, ending on, and including, the Maturity Date (each, an “Interest Date”).  Interest shall be payable in cash at the rate of 6.00% per annum (the “Interest Rate”).  From and after the occurrence of an Event of Default, the Interest Rate shall be increased to 12.00% per annum.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

3.              CONVERSION OF NOTE.  This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

a.           Conversion Right.  At any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below).  All shares of Common Stock issued upon conversion of this Note shall be subject to the Lock-Up Period described in Section 3(d).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

b.           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the “Conversion Rate”).

i.
“Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus (B) accrued and unpaid Interest with respect to such Principal, plus (C) any fees and penalties (if any) that become due under this Note and that are not paid by the Company within three days of written demand therefor.

ii.	“Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, $0.22.

c.            Mechanics of Conversion.

i.
Optional Conversion.  To convert any Conversion Amount into shares of  Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., California Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall cause to be issued and delivered to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

ii.
Company’s Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder in the manner required pursuant to Section 3(c)(i) on or prior to the date which is ten Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay liquidated damages to the Holder for each day of such Conversion Failure in an amount equal to one percent (1.0%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise; provided further that liquidated damages shall cease to accrue with respect to the voided portion of a Conversion Notice commencing on the date of such notice.  In addition to the foregoing, if within three Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder in the manner required pursuant to Section 3(c)(i), and if on or after such Trading Day the Holder is required to purchase in a bona fide arm’s length transaction for fair market value (in an open market transaction or otherwise and otherwise in compliance with the Lock-Up Period described in Section 3(d)) the number of shares of Common Stock necessary to deliver in satisfaction of a bona fide arm’s length sale for fair market value by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate and the portion of this Note representing such shares shall be deemed converted, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.  The Holder shall provide the Company detailed documentation indicating the amounts requested by the Holder in respect of this Section 3(c)(ii).

iii.
Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissue of this Note upon physical surrender.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

d.            Lock-Up Period.  As a condition to any conversion of this Note, the Holder covenants and agrees with the Company as follows:

i.
The Holder will not, without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion), directly or indirectly, sell, transfer or otherwise dispose of all or any portion of this Note or the shares of Common Stock issuable upon Conversion of this Note or sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act with respect to this Note or the shares of Common Stock issuable upon conversion of this Note or otherwise dispose of this this Note or the shares of Common Stock issuable upon conversion of this Note (collectively, the “Restricted Securities”), or publicly announce an intention to do any of the foregoing, for a period commencing on the Issuance Date and continuing through the close of trading on December 31, 2016 (the “Lock-up Period”); provided that the foregoing restriction shall not apply to any transfer of Restricted Securities to (A) Furniture Row, LLC or Furniture Row BC, Inc. (together, “Furniture Row”) and any wholly-owned subsidiary of Furniture Row, (B) any person who owns a majority of the outstanding capital and voting interests of Furniture Row, (C) the spouse or lineal descendants of any person described in clause (B), (D) any trust formed for the benefit of any person described in clause (B) or for the benefit of the spouse or lineal descendants of any person described in clause (B), or (E) corporations, limited liability companies, partnerships or other entity in which Furniture Row or any person described in clauses (B) and (C) owns a majority of the capital and voting interests (collectively, “Permitted Transferees”); provided, further, that any such Permitted Transferee executes and delivers to the Company an agreement to be bound by the foregoing restrictions.

ii.
The Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities except in compliance with the foregoing restrictions.

4.             RIGHTS UPON EVENT OF DEFAULT.

a.            Event of Default.  Each of the following events shall constitute an “Event of Default”:

i.	the Company’s failure to pay to the Holder any amount of Principal or Interest when and as due under this Note if such failure continues for a period of at least five Business Days;

ii.
the Company’s failure to pay to the Holder any amounts other than Principal or Interest when and as due under this Note, the Subscription Agreement or the Registration Rights Agreement, which failure is not cured within five Business Days after notice of such default sent by the Holder to the Company;

iii.	any event of default occurs under the Transaction Documents and is not cured within applicable time periods under such documents or is otherwise waived in writing by the Holder;

iv.
any default under, redemption prior to maturity of, or acceleration prior to maturity of any Indebtedness (as defined below) of the Company or any of its Subsidiaries; provided that in the case of a payment default of such Indebtedness, such default is not cured within applicable cure periods; further provided that in the case of a non-payment default of such Indebtedness that has not resulted in an acceleration or redemption of such Indebtedness prior to its maturity, only upon acceleration or redemption of such Indebtedness; notwithstanding the limitation contained herein on the redemption of Indebtedness prior to maturity, Holder agrees that the Company may, as a part of a transaction involving Socius CG, II, Ltd., redeem and pay prior to maturity all outstanding principal and interest due under a $1,712,000 promissory note dated October 10, 2011 payable to SAGA, SpA and such redemption and payment shall not constitute an Event of Default;

v.
the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) or (D) makes a general assignment for the benefit of its creditors;

vi.
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case that remains undismissed for a period of 90 days, (B) appoints a Custodian of the Company or any of its Subsidiaries that remains undischarged or unstayed for a period of 90 days or (C) orders the liquidation of the Company or any of its Subsidiaries;

vii.
a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above;

viii.	any breach or failure to comply with Section 15 of this Note;

ix.	INTENTIONALLY OMITTED;

x.
any security interest created by the Security Agreement shall at any time not constitute a valid and perfected security interest on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Holder, or any of the security interests granted pursuant to the Security Agreement shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by the Security Agreement (except to the extent expressly subordinated under the terms of the Security Agreement), or, except for expiration or termination in accordance with its terms, the Security Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company; or

xi.
the Company or any Subsidiary commits a default under any material contract to which it is a party and as a result of which default the Company or its Subsidiaries will be legally obligated to pay damages in an aggregate amount in excess of $250,000 for such default.

b.            Redemption Right Upon Event of Default.  Promptly after the occurrence of an Event of Default with respect to this Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder.  At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”).  Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

5.             RIGHTS UPON CHANGE OF CONTROL.

a.            Change of Control.  Each of the following events shall constitute a “Change of Control”:

i.	the Company effects any merger or consolidation of the Company with or into another Person;

ii.	the Company effects any sale of all or substantially all of its assets in one or a series of related transactions (not to include enforcement of Apple’s Security Agreement);

iii.
any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or

iv.
the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchange for other securities, cash or property.

No sooner than 15 days nor later than ten days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”).

b.            Assumption.  Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company’s assets or Common Stock or any successor resulting from such Change of Control (in each case, an “Acquiring Entity”) a written agreement (in form and substance satisfactory to the Holder) to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note, and otherwise satisfactory to the Holder.  In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the Holder may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

c.            Redemption Right.  At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten days prior to a Change of Control, at any time on or after the date which is ten days prior to a Change of Control and ending ten days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem; provided, however, that the Company shall not be under any obligation to redeem all or any portion of this Note or to deliver the applicable Change of Control Redemption Price unless and until the applicable Change of Control is consummated.  The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the sum of (i) the Conversion Amount of the portion to be redeemed, plus (ii) the Black Scholes Value, as of the date immediately preceding the date the Change of Control is consummated, of the Holder’s right to convert the Conversion Amount hereunder upon the terms set forth herein (the “Change of Control Redemption Price”).  Notwithstanding the foregoing, in the event of a Change of Control pursuant to which holders of Common Stock are entitled to receive cash consideration only, this Note and all rights to convert or redeem this Note shall automatically terminate, without any further action by the Holder, and the Holder shall receive an amount of cash equal to the Change of Control Redemption Price upon the consummation of such Change of Control.  For the purpose of this Note, “Black Scholes Value” means the value, as reasonably calculated by the Company, of this Note, which shall be determined by use of the Black Scholes Option Pricing Model reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Note as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

6.              RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

a.            Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

b.            Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.

7.              RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

a.            Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Issuance Date the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company and also including shares of Common Stock issued to Socius CG, II, Ltd. in connection with the payment of principal or interest due under a $1,712,000 promissory note dated October 10, 2011 payable to SAGA, SpA, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Securities Issuance Price”) less than the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced effective concurrently with such Dilutive Issuance to an amount determined by multiplying the Conversion Price then in effect by a fraction, (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance on a fully diluted basis (the “Outstanding Common”) plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares in the Dilutive Issuance would purchase at the Conversion Price then in effect, and (ii) the denominator of which shall be the number of shares of Outstanding Common immediately after such Dilutive Issuance but before giving effect to anti-dilution rights contained in other securities issued pursuant to the Subscription Agreement that would be triggered by the same Dilutive Issuance.  For purposes of this paragraph, the issuance of shares of Common Stock to Socius CG II, Ltd. in connection with the payment of principal or interest due under a $1,712,000 promissory note dated October 10, 2011 payable to SAGA, SpA at any time prior to the Issuance Date for a consideration less than $.22 per share shall be deemed to be a Dilutive Issuance and shall require an adjustment to the Conversion Price, all in accordance with the adjustment provisions contained in this Section 7.  For purposes of this paragraph, “fully-diluted basis” shall take into account all outstanding shares of Common Stock as well as shares of Common Stock issuable upon the exercise of outstanding Options and the conversion of outstanding Convertible Securities.  In the case of Options or Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Options or Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Options or Convertible Securities. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

i.
Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold in the Dilutive Issuance.

ii.
Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company, on the one hand, and the Holder of the Note, on the other hand.

iii.
Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

b.            Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

c.            Other Events.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) other than any issuance or sale in connection with any Excluded Security, then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

d.            Alternative Financing.  If and whenever on or after the Issuance Date and continuing until November 15, 2012 the Company issues or sells any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security and also excluding shares of Common Stock issued or sold by the Company to Socius CG II, Ltd. in connection with the payment of principal or interest due under a $1,712,000 promissory note dated October 10, 2011 payable by the Company to SAGA, SpA) (the foregoing an “Alternative Financing”), then the Holder shall have the right to participate in such Alternative Financing up to the applicable Permitted Amount at the time of determination on the same terms and conditions as other investors in such Alternative Financing; provided that the consideration per share to the Holder in connection with such Alternative Financing shall be the lesser of (i) the consideration per share in such Alternative Financing and (ii) the Conversion Price in effect immediately prior to such issue or sale.  The “Permitted Amount” means $2,000,000 less (i) the amount actually advanced by the Holder to the Company pursuant to the terms of this Note at the time in question less (ii) any amount not advanced by the Holder to the Company for any reason following the Company’s request for such amount (including, without limitation, a determination by the Holder that (1) an Event of Default has occurred and is continuing or (2) the representations and warranties of the Company set forth in the Subscription Agreement are not true and correct as provided in Section 3(ee) of the Subscription Agreement at the time of the request) and less (iii) any amount actually invested by the Holder in connection with prior Alternative Financings, if any.  For the avoidance of doubt, an “Alternative Financing” shall not include any transaction pursuant to which the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, and any such transaction shall be subject to Section 6(a).

8.              INTENTIONALLY OMITTED.

9.              INTENTIONALLY OMITTED.

10.           NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action (but excluding acquiescence by Company to a strict foreclosure by Apple of the Apple Security Agreement), avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

11.           RESERVATION OF AUTHORIZED SHARES.

a.            Reservation.  The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for the Note equal to 125% of the Conversion Rate with respect to the maximum Conversion Amount of the Note as of the Issuance Date.  Thereafter, the Company, so long as the Note is outstanding, shall use commercially reasonable efforts to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, 125% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Note (without regard to any limitations on conversions) (the “Required Reserve Amount”).

b.            Insufficient Authorized Shares.  If at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall as soon as practicable use commercially reasonable efforts to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the principal amount of the Note then outstanding (or which can still be advanced pursuant to the terms hereof, as the case may be).

12.           HOLDER’S REDEMPTIONS.  In the event that the Holder has sent an Event of Default Redemption Notice or a Change of Control Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Note to the Company.  If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4(b), the Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice if such notice is received after the consummation of such Change of Control.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder, at the Holder’s request, a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the Event of Default Redemption Price or the Change of Control Redemption Price (each, the “Redemption Price”), as applicable, to the Holder (or deliver any Common Stock to be issued pursuant to a Redemption Notice) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Common Stock required pursuant to a Redemption Notice) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Common Stock required to be issued pursuant to a Redemption Notice) has not been paid.  Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the Closing Bid Price on the date on which the Redemption Notice is voided.

13.           INTENTIONALLY OMITTED.

14.           VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

15.           RANK; SECURITY; ADDITIONAL INDEBTEDNESS; LIENS.

a.            Ranking.  All payments due under this Note shall be senior in right of payment to all other Indebtedness of the Company, other than the Apple Indebtedness.

b.            Security.  This Note is secured by assets of the Company under that certain Security Agreement, dated June1, 2012, between the Company and the Holder (the “Security Agreement”).

c.            Incurrence of Certain Indebtedness.  So long as this Note is outstanding and any Principal or Interest remains unpaid, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness which shall rank senior to the Note, other than obligations (i) pursuant to agreements in effect as of the Issuance Date or (ii) disclosed in the schedules delivered to the Holder pursuant to Section 3(a) of the Master Transaction Agreement. Notwithstanding the foregoing, the Company may not amend Section 3 (Termination) of the Apple Security Agreement without the prior written consent of the Holder.

d.            Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (except payment of the Apple Indebtedness in accordance with its terms), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting an Event of Default has occurred and is continuing.

16.           PARTICIPATION.  The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock (each, a “Distribution”), in each such case to the extent of the Distribution as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.  Payments (if any) under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

17.           AMENDMENT TO THE TERMS OF NOTE.  This Note shall not be modified, amended, changed, terminated, supplemented, or any term or condition hereof waived except in writing signed by the Company and the Holder(s) of Notes representing a majority of the then-outstanding Principal.

18.           TRANSFER.  This Note may not be offered, sold, assigned or transferred by the Holder except (a) to a Permitted Transferee in compliance with Section 3(d) or (b) with the prior written consent of the Company.

19.           REISSUANCE OF THIS NOTE.

a.            Transfer.  If this Note is to be transferred in accordance with Section 3(d), the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

b.            Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

c.            Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

d.            Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date, (iv) shall have the same rights and conditions as this Note and (v) shall represent unpaid Interest on the Principal and Interest of this Note from the last Interest Date.

20.           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Security Agreement, the Master Transaction Agreement, the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

21.           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

22.           CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

23.           FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

24.           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent outside accountant.  The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

25.           NOTICES; PAYMENTS.

a.            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:
Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, California  92688
Facsimile: (949) 635-2188
Attention:  Tony Chung, CFO
Email:  Tony.Chung@Liquidmetal.com

with a copy (which shall not constitute notice) to:
Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303
Facsimile: (650) 739-3900
Attention:  Robert T. Clarkson, Esq.
Email:  rtclarkson@jonesday.com

If to Holder:
Visser Precision Cast, LLC
6275 E. 39th Ave.
Denver, CO  80207
Facsimile:(303) 454-1651
Attention:  Ryan Coniam, General Manager
Email: ryan.coniam@visserprecisioncast.com

with a copy (which shall not constitute notice) to:
Visser Precision Cast, LLC
5641 N Broadway
Denver, CO 80216
Facsimile: (303) 566-8099
Attention: Gregory A. Ruegsegger, General Counsel
Email: greg.ruegsegger@furniturerow.com

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

   The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

b.            Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the Holder, shall initially be as set forth above); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

26.           CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

27.           WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

28.           GOVERNING LAW. This Note shall governed by and construed in accordance with the laws of the State of Colorado, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Colorado.  The parties hereby consent to jurisdiction and venue in the state courts in Adams County Colorado or the Federal District Court in and for the State of Colorado.  The Parties irrevocably submit to the exclusive jurisdiction of those courts and agree that final judgment in any action or proceeding brought in such courts will be conclusive and may be enforced in any other jurisdiction upon final and conclusive judgment, a certified copy of which will be conclusive evidence of the judgment or in any other manner provided by law.  Each party irrevocably waives to the fullest extent permitted by applicable law (i) any objection it may have as to the laying of venue in any court referred to above; (ii) any claim that any such action or proceeding has been brought in an inconvenient forum; and (iii) any immunity that it or its assets may have from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process.  Notwithstanding the foregoing, any dispute concerning calculation of the Conversion Rate or Redemption Price shall be resolved in accordance with the procedures set forth in Section 24 of this Note.

29.           CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

a.           “Apple Indebtedness” means obligations to Apple, Inc. (“Apple”) under that certain Master Transaction Agreement by and among the Company, Apple and certain other parties, dated August 5, 2010 between Apple and the Company, solely to the extent such obligations are secured by collateral described in the Apple Security Agreement.

b.           “Apple Security Agreement” means that certain Security Agreement by the Company in favor of Apple, dated August 5, 2010.

c.           “Approved Stock Plan” means any employee benefit, option or incentive plan which has been approved by the Board of Directors and shareholders of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company in effect as of the date hereof.

d.           “Bloomberg” means Bloomberg Financial Markets.

e.           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of Denver, Colorado are authorized or required by law to remain closed.

f.            “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

g.           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

h.           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock, including, without limitation, all outstanding warrants to acquire Common Stock.

i.            “‘Crucible Security Agreement”  means that certain Security Agreement by Crucible Intellectual Property, LLC (“Crucible”) in favor of Apple, dated August 5, 2010.

j.            “Excluded Security” means any share of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) in connection with the transactions contemplated by the Subscription Agreement, including any shares of Common Stock issued in subsequent closings after the Issuance Date and upon conversion or exercise of this Note or warrants, as the case may be, issued to the Holder; (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the Issuance Date or (iv) pursuant to or in connection with commercial credit arrangements, equipment lease financings, acquisitions of other assets or businesses, and strategic transactions not primarily for financing purposes (including licensing or development agreements), but only to the extent the transactions described in this clause (iv) are entered into with non-affiliates of the Company.

k.           “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) off-balance sheet liabilities retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, (H) all Apple Indebtedness and (I) all indebtedness referred to in clauses (A) through (H) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (J) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (I) above.  Notwithstanding the foregoing, trade payables incurred in the ordinary course of business shall not constitute “Indebtedness” for purposes of this Note.

l.            “Issuance Date” means June 1, 2012.

m.          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

n.           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

o.           “Principal Market” means the OTC Bulletin Board.

p.           “Registration Rights Agreement” means that certain registration rights agreement dated of even date herewith between the Company and the Holder.

q.           “Subscription Agreement” means that certain subscription agreement of even date herewith by and between the Company and the Holder.

r.            “Subsidiary” means any business entity as to which the Company directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or other equity securities of such entity.

s.           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name: Tony Chung
Title: Chief Financial Officer

EXHIBIT I
 LIQUIDMETAL TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the 6% Senior Secured Convertible Note (the “Note”) issued to the undersigned by Liquidmetal Technologies, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:

 Please confirm the following information:

Conversion Price:
 Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:
Facsimile Number:
Authorization:

By:
Title:

Dated:

EXHIBIT II

CERTIFICATE OF COMPANY

LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), certifies to VISSER PRECISION CAST, LLC, a Colorado limited liability company or registered assigns (the “Holder”) the following, in connection with that certain request for an advance under that certain 6% Senior Secured Convertible Note by the Company, dated June 1, 2012 (the “Note”) being submitted by the Company to the Holder as of the date hereof:

i.
The representations and warranties set forth in Section 2 of the Subscription Agreement are true and correct as of the date hereof (unless made as of a specified date therein, in which case such representations and warranties are true and correct as of the specified date), except to the extent that the failure of any representations and warranties to be true and correct as of the date hereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Subscription Agreement).

ii.	No Event of Default has occurred and is continuing.

All capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them under the Note.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Company as of ______________, 2012.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title: